UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

XENON PHARMACEUTICALS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your vote matters! Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report on Form 10-K Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 4, 2025 for Shareholders of record as of April 7, 2025 To order paper materials, use one of the following methods. Internet: www.investorelections.com/XENE Call: 1-866-648-8133 Email: paper@investorelections.com If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Xenon Pharmaceuticals Inc. Annual Meeting of Shareholders Wednesday, June 4, 2025 11:30 AM, Pacific Time Annual meeting to be held virtually via the internet - please visit www.proxydocs.com/XENE for more details. You must register to attend the meeting online and/or participate at www.proxydocs.com/XENE For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting, go to www.proxydocs.com/XENE To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Proxies must be received by 11:59 PM, Eastern Time, June 3, 2025. This communication presents only an overview of the more complete proxy materials that are available to you on the internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. In accordance with the rules of the United States Securities and Exchange Commission, and as permitted by applicable Canadian rules, the Corporation is utilizing the notice-and-access method of delivery of materials to its registered shareholders and Canadian and United States beneficial shareholders, which permits the Corporation to forgo mailing paper copies of the complete proxy-related materials and instead make them available for review, print and download via the internet. The complete proxy-related materials can be accessed on the Corporation’s website at https://investor.xenon-pharma.com, under the Corporation's SEDAR+ profile at www.sedarplus.ca and on EDGAR at www.sec.gov. If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before May 23, 2025. SEE REVERSE FOR FULL AGENDA PROPOSAL 1. To receive the financial statements of the Corporation for the financial year ended December 31, 2024 and the report of the Corporation's auditor thereon; 2. To elect as directors of the Corporation the eight nominees named in the accompanying Proxy Statement and Management Information Circular to hold office until the next annual meeting of the Corporation or until their successors are duly elected; 2.01 Dawn Svoronos 2.02 Gillian Cannon 2.03 Steven Gannon 2.04 Elizabeth Garofalo 2.05 Justin Gover 2.06 Patrick Machado 2.07 Ian Mortimer 2.08 Gary Patou 3. To approve, on an advisory basis, the compensation of the Corporation's named executive officers; 4. To appoint PricewaterhouseCoopers LLP ("PwC") as the Corporation's auditor to hold office until the next annual meeting of the Corporation; 5. To authorize the Audit Committee of the board of directors of the Corporation to fix the remuneration to be paid to the auditors of the Corporation; 6. To conduct such other business as may properly be brought before the Meeting or any adjournment thereof.